Exhibit 10.32

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

by and among

DOMUS HOLDINGS CORP.

and the SECURITYHOLDERS that are parties hereto

DATED AS OF January 5, 2011

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT dated as of January 5, 2010 (this “Agreement”), by and among Domus Holdings Corp., a Delaware corporation (the “Company”), and the Securityholders that are parties hereto (each, a “Securityholder” and, collectively, the “Securityholders”).

WHEREAS, the Company and the Securityholders have previously entered into a Securityholders Agreement dated as of April 10, 2007 (the “Original Agreement”);

WHEREAS, upon consummation of the Exchange Transactions, RCIV Holdings (Luxembourg) S.à.r.l., a Luxembourg société à responsabilité limitée (“RCIV Luxco”), a wholly owned subsidiary of RCIV Holdings, L.P, a Cayman Islands exempted limited partnership (“RCIV Cayman”), will own Convertible Notes convertible into an equity interest in the Company;

WHEREAS, the Securityholders each own capital stock, or Convertible Notes convertible into capital stock, of the Company and may, from time to time thereafter, acquire additional equity interests in the Company; and

WHEREAS, each Securityholder deems it to be in the best interest of the Company and the Securityholders to amend and restate the Original Agreement and enter into this Agreement to set forth their agreements with respect to certain matters concerning the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Accelerated Issuance” has the meaning set forth in Section 5.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the avoidance of doubt, the term “Affiliate” as applied to the Sponsor Funds, shall not at any time include Co-Investment Holdings or any portfolio companies of Apollo Management V, L.P., Apollo Management VI, L.P., and Apollo Management VII, L.P. or any of their affiliates. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the preamble.

“AIF VI” means Apollo Investment Fund VI, LP, a Delaware limited partnership.

“Apollo Group” means AIF VI, Domus Investment, RCIV Cayman, RCIV Luxco and Co-Investment Holdings, collectively with each of their respective Affiliates.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement shall be made in the good faith sole discretion of the Board and shall be binding and conclusive.

“Bylaws” means the Company’s Amended and Restated Bylaws, as the same may be amended from time to time.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“Class A Common Stock” means the Class A common stock of the Company, par value $.01 per share.

“Class B Common Stock” means the Class B common stock of the Company, par value $.01 per share.

“Closing Date” means the date of the closing of the Exchange Transactions.

“Co-Investment Holdings” means Domus Co Investment Holdings LLC, a Delaware limited liability company.

“Co-Investors” means the members of Co-Investment Holdings.

“Common Stock” means the Class A Common Stock, and the Class B Common Stock, collectively, and any class of common stock into which the Class A Common Stock or Class B Common Stock may be reclassified, converted or exchanged.

“Company” has the meaning set forth in the preamble.

“Company Offered Securities” has the meaning set forth in Section 5.

“Convertible Notes” means 11.00% Series A Convertible Notes due 2018, 11.00% Series B Convertible Notes due 2018, and 11.00% Series C Convertible Notes due 2018 issued by Realogy.

“Domus Investment” means Domus Investment Holdings, LLC, a Delaware limited liability company.

“Director” has the meaning set forth in Section 7.1.

“Disposition” means any direct or indirect transfer, assignment, or sale or any other disposition for value, of Common Stock (or in the event that the Sponsor Funds own equity securities of the Company other than Common Stock, which shall not include any transfer, conversion, assignment, or sale or any other disposition of Convertible Notes, Disposition shall have a correlative meaning with respect to such securities), or any other transfer of beneficial ownership of Common Stock (excluding, for the avoidance of doubt, granting of a security interest, hedging or borrowing transactions or pledges or hypothecations in connection therewith) whether voluntary or involuntary. “Dispose” has a correlative meaning.

“Disposition Notice” has the meaning set forth in Section 2(i).

“Disposition Transaction” has the meaning set forth in Section 2(i).

“Existing Notes” means the 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014, and 12.375% Senior Subordinated Notes due 2015 issued by Realogy.

“Exchange Transactions” means the exchange of the Existing Notes for the New Notes.

“Extended Maturity Notes” means the new 11.50% Senior Cash Notes due 2017, new 12.00% Senior Cash Notes due 2017, and new 13.375% Senior Subordinated Notes due 2018 issued by Realogy.

“MIRA” means the Management Investor Rights Agreement, as may be amended, from time to time, by and among the Company, the Sponsor Funds and certain members of Realogy management.

“New Notes” means the Extended Maturity Notes and the Convertible Notes.

“Original Agreement” has the meaning set forth in the recitals.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Preemptive Event” has the meaning set forth in Section 4.

“Proportionate Percentage” with respect to any Securityholder, shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the total number of shares of Common Stock proposed to be transferred by the Sponsor Funds in the Disposition Transaction and the denominator of which is the total number of shares of Common Stock owned by the Sponsor Funds.

“Public Offering” means any underwritten public offering of Common Stock by the Company or any selling Securityholders pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”).

“Qualified Public Offering” means (a) an Underwritten Offering of shares of Class A Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the SEC (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and (b) the listing of Company Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or any successor exchange to the foregoing.

“RCIV Cayman” has the meaning set forth in the recitals.

“RCIV Luxco” has the meaning set forth in the recitals.

“Realogy” means Realogy Corporation.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Securityholder” has the meaning set forth in the preamble.

“Sponsor Fund Preemptive Event” has the meaning set forth in Section 5.

“Sponsor Funds Preemptive Rights Offer” has the meaning set forth in Section 5.

“Sponsor Funds Preemptive Rights Offer Notice” has the meaning set forth in Section 5.

“Sponsor Funds” means AIF VI and Domus Investment, collectively with any other member of the Apollo Group to whom shares of Common Stock are transferred or that otherwise acquires Common Stock (for the avoidance of doubt, excluding Co-Investment Holdings). Immediately after the consummation of the Exchange Offers on the Closing Date, Sponsor Funds shall also include RCIV Cayman and RCIV Luxco. Sponsor Fund has a correlative meaning.

“Underwritten Offering” has the meaning set forth in Exhibit A.

Section 2. Equal Treatment Upon Disposition.

(i) In the event that the Sponsor Funds desire to effect any Disposition to any third party (excluding, for the avoidance of doubt, any Affiliate of the Sponsor Funds or member of the Apollo Group) in any transaction (including in connection with a public offering) (a “Disposition Transaction”), the Sponsor Funds shall give prior written notice to Co-Investment Holdings and the Company (a “Disposition Notice”). The Disposition Notice shall set forth the material terms (including without limitation, the number of shares of Common Stock proposed to be sold, the price per share and the form of consideration if other than cash for which a sale is proposed to be made) of the proposed Disposition Transaction and identify the contemplated transferee and the Proportionate Percentage of Co-Investment Holdings.

(ii) In any Disposition Transaction, Co-Investment Holdings and the Sponsor Funds shall transfer their respective Proportionate Percentages of Common Stock on substantially the same terms and conditions (but in any event at the same price per share and form of consideration). Co-Investment Holdings shall take all necessary and desirable actions requested by the Sponsor Funds in connection with the consummation of the Disposition Transaction, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties, and indemnities as are customarily provided in a sale transaction (provided that (a) the proportionate liability of Co-Investment Holdings under any such indemnity shall not exceed the proportion that the shares being sold by Co-Investment Holdings in such Disposition Transaction bears to the total number of shares being sold by all sellers in such transaction, (b) Co-Investment Holdings’ obligation to indemnify shall be several and not joint, and (c) Co-Investment Holdings shall not be required to incur liability under such indemnity in excess of the proceeds received by Co-Investment Holdings in such sale), as well as escrow arrangements relating to such Disposition Transaction. It is agreed and understood that there may be more than one Disposition Transaction. If the number of shares of Common Stock proposed to be transferred by the Sponsor Funds together with those other shares of Common Stock that Co-Investment Holdings shall transfer pursuant to this clause (ii), would, if transferred, result in the proposed acquiror in a Disposition Transaction acquiring a greater number of shares of Common Stock than such acquiror is willing to acquire, the number of shares of Common Stock which shall be transferred by all Securityholders in such Disposition Transaction shall be reduced on a pro rata basis to achieve transfers which in the aggregate will result in the acquiror acquiring its desired number of shares of Common Stock.

(iii) In connection with any Disposition Transaction that is a Public Offering, Co-Investment Holdings shall be treated as a member of the “Apollo Group” pursuant to Sections 4 and 5 of the MIRA (such Sections 4 and 5 are attached to this Agreement as Exhibit A) and in the case of underwriter cutbacks applicable to the Apollo Group pursuant to the MIRA, such cutback will be allocated among the Sponsor Funds and Co-Investment Holdings based on their respective Proportionate Percentages. Sections 5(f) and (g) of the MIRA shall apply mutatis mutandis.

(iv) Except to the extent prohibited by applicable law or regulation, the Company shall take such actions as are necessary to facilitate the participation of Co-Investment Holdings in any Disposition Transaction pursuant to this Section 2.

(v) No less than ten (10) business days prior to the anticipated closing date, or at such later time as may be requested by the Sponsor Funds, in connection with any Disposition Transaction pursuant to this Section 2, Co-Investment Holdings shall deliver to the Sponsor Funds, the Company or the acquiror in such Disposition Transaction, as requested by the Sponsor Funds, against payment of the purchase price therefor, certificates representing its shares of Common Stock to be sold (if such shares are certificated), duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 3. No Dispositions. Without the prior written consent of the Company and each of the Sponsor Funds, subject to Section 2 above, Co-Investment Holdings shall not make any Disposition, directly or indirectly. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by Co-Investment Holdings. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders.

Section 4. Preemptive Rights. Co-Investment Holdings shall have the right to participate, in whole or in part, on a pro rata basis (measured with reference to the percentage of Common Stock owned by Co-Investment Holdings relative to the Common Stock owned by the Sponsor Funds, collectively), in any subscription for equity securities of the Company or any subsidiary of the Company (or securities convertible into or exchangeable for any such equity securities) by the Sponsor Funds (other than in connection with director or officer compensation plans or arrangements), on the same terms, cash purchase price and subject to the same conditions as applied to the Sponsor Funds (a “Preemptive Event”). The offer to Co-Investment Holdings to participate in any such equity issuance shall be made either prior to or as soon as reasonably practicable after the relevant issuance to achieve the same effect. The Company shall give prompt notice to Co-Investment Holdings of any Preemptive Event, including the terms of such subscription, which Co-Investment Holdings shall have 10 days to accept or reject (in whole or in part), provided that in the event Co-Investment Holdings does not reply in such period, such offer shall be deemed rejected. If and to the extent Co-Investment Holdings rejects (in whole or in part) its respective right for subscription in a Preemptive Event, it shall forfeit such opportunity, which opportunity shall revert to the Sponsor Funds.

Section 5. Sponsor Funds Preemptive Rights. If any time prior to (but not including) a Qualified Public Offering, the Company or Realogy proposes to issue or sell any equity securities (or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities, but not including (i) securities issued pursuant to any equity compensation plans, (ii) securities issued as a dividend or distribution on all shares of Common Stock or upon any stock split, recapitalization or other subdivision or combination of securities, (iii) securities issued upon the exercise, conversion or exchange of any options, warrants or convertible securities issued on or prior to the Closing Date or for which the Holder has had the opportunity to subscribe for pursuant to its preemptive rights (and which shall include the Convertible Notes) and (iv) securities issued (other than to an Apollo Holder) (X) as consideration in an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (Y) in connection with a joint venture or strategic alliance (collectively, “Company Offered Securities”), the Company shall give notice in writing (the “Sponsor Funds Preemptive Rights Offer Notice”) to the Sponsor Funds of such proposed issuance or sale of such equity securities (a “Sponsor Funds Preemptive Event”). The Sponsor Funds Preemptive Rights Offer Notice shall describe the terms of the proposed transaction, identify the proposed purchaser(s), and contain an offer

(the “Sponsor Funds Preemptive Rights Offer”) to sell Company Offered Securities to the Sponsor Funds, at the same price, on the same terms and for the same consideration to be paid by the proposed purchaser(s) as set forth in this Section 5. The Sponsor Funds shall have the right to participate in the Sponsor Funds Preemptive Event up to its respective pro rata fully-diluted portion of its equity ownership (which shall be a fraction of the Company Offered Securities determined by dividing (A) the number of shares of Common Stock then owned by the Sponsor Funds on a fully diluted basis assuming the conversion of all of its Convertible Notes by (B) the number of shares of Common Stock then outstanding (before giving effect to the Sponsor Fund Preemptive Event) on a fully-diluted basis assuming, among other things, the conversion of all Convertible Notes then outstanding. The Sponsor Funds Preemptive Rights Offer Notice shall be delivered at least fifteen (15) days prior to the relevant issuance or sale. If the Sponsor Funds fails to accept in writing the Sponsor Funds Preemptive Rights Offer by the tenth (10th) day after the Company’s delivery of the Sponsor Funds Preemptive Rights Offer Notice, the Sponsor Funds shall have no further rights with respect to the Sponsor Funds Preemptive Event; provided, however, that if (i) any of the terms of the Sponsor Fund Preemptive Event, taken as a whole, materially change after the date of the Sponsor Funds Preemptive Rights Offer Notice or (ii) the issuance or sale of the Company Offered Securities pursuant to the Sponsor Funds Preemptive Event shall not have occurred within one hundred twenty (120) days after the delivery of the Sponsor Funds Preemptive Rights Offer Notice (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than one hundred eighty (180) days after delivery of the Sponsor Funds Preemptive Rights Offer Notice), then, in each case, any additional issuances shall again be subject to this Section 5 and the Company shall be required to give a new Sponsor Funds Preemptive Rights Offer Notice within the time period described above and such Holder shall have an additional ten (10) days to accept in writing the Sponsor Funds Preemptive Rights Offer. Notwithstanding any of the foregoing, following any Sponsor Funds Preemptive Rights Offer Notice, the Company may immediately issue, prior to the expiration of the time periods above, the Company Offered Securities whenever it determines that it would be to the advantage of the Company for it to issue such Company Offered Securities (an “Accelerated Issuance”). To the extent that the Company effects an Accelerated Issuance and the Sponsor Funds accept in writing the Sponsor Funds Preemptive Rights Offer, the Company will issue to the Sponsor Funds additional Company Offered Securities at the same price, on the same terms and for the same consideration paid by the purchaser(s) in the Accelerated Issuance, such that the percentage of the Company Offered Securities issued to the Sponsor Funds would equal the percentage of the Company Offered Securities the Sponsor Funds would have otherwise received in the absence of an Accelerated Issuance in accordance with this Section 5.

Section 6. Dividends and Distributions. In the event that any dividend is paid on any shares of Common Stock or any other distribution is made in respect of shares of Common Stock, shares of Common Stock owned by Co-Investment Holdings shall be treated in the same manner (on a pro rata basis) as shares of Common Stock owned by the Sponsor Funds.

Section 7. The Board

7.1 Composition. As of the Closing Date, the Board shall include two Directors previously designated by Co-Investment Holdings and AIF VI, three Directors designated by the Sponsor Funds and any additional Directors or non-voting observer designated pursuant to any agreement in which the Company has granted to a Person any right to designate a Director or a non-voting observer. Directors shall serve for the time periods set forth in the Company’s Charter or Bylaws. Without limiting any Securityholders’ rights pursuant to this Section 7.1, the Board may increase or decrease its size in accordance with the provisions of the Charter and Bylaws.

7.2 Designation; Removal and Replacement. Each of Co-Investment Holdings, AIF VI and the Sponsor Funds shall have the right to continue to designate Directors as provided in Section 7.1 for so long as such Securityholder owns any shares of Common Stock or Convertible Notes, as applicable. Any Securityholder may remove and replace its Director designee for any reason and at any time and shall have the right to designate a replacement Director. No delay by a Securityholder in designating its respective Director designees shall impair such Securityholders’ right to subsequently designate its Director designee.

7.3 Implementation; Facilitation. Each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) cooperate in facilitating any action described in or required by this Agreement, including by voting all of the shares of Common Stock under its control in support of such action. Without limiting the generality of the foregoing, each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to or execute consents, as the case may be, and take all other necessary action (including nominating such designees and calling an annual or special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 7 and otherwise to give effect to the provisions of this Section 7. Each party shall vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to, and shall take all other actions necessary, to ensure that the Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement. The Company agrees that it will (and will cause its officers and its Subsidiaries to) take all such action as shall be necessary (including by voting all shares of capital stock or other equity interests that it holds in each of its Subsidiaries, either in a meeting or in an action by written consent) to ensure that the articles of incorporation and by-laws or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such Subsidiary shall act in accordance with the provisions of this Agreement and that each Subsidiary board of directors or other applicable governing body is as set forth in Section 7.

Section 8. Provision of Financial Statements. Prior to such time as Realogy is a reporting company under the Securities Exchange Act of 1934, as amended, the Company shall provide to Co-Investment Holdings such annual and quarterly reports that the Company is required to provide to its lenders under the Company’s senior secured credit facility.

Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and will be deemed to have been duly delivered: (i) upon personal delivery; (ii) three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested; (iii)

one (1) Business Day after being sent via a nationally recognized overnight courier service; or (iv) upon receipt of electronic or other confirmation of transmission if sent via facsimile or electronic mail to the appropriate party at the address, facsimile number or email specified on the signature pages hereto, or at such other addresses, facsimile numbers or email addresses as the parties may designate by written notice in accordance with this Section 9.

Section 10. Amendment. This Agreement may be amended, modified, supplemented or waived from time to time by an instrument in writing signed by the Company and each of the Securityholders; provided, however, that this Agreement may not be modified in a manner that is disproportionately materially adverse (including any amendment that adversely affects the liquidity rights or pari passu economic status of Co-Investment Holdings or the Co-Investors vis-à-vis the Sponsor Funds) to Co-Investment Holdings without the prior approval of Co-Investors representing at least a majority of the interests in Co-Investment Holdings (excluding interests held by the Sponsor Funds or any Affiliates of the Sponsor Funds).

Section 11. Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(c) This Agreement shall be binding upon the Company, each of the parties hereto, and their respective permitted successors and assigns.

(d) This Agreement shall only be effective on the Closing Date and shall be automatically terminated if the Exchange Offers contemplated herein are terminated or abandoned; provided, that in such event, the Securityholders Agreement, dated April 10, 2007 shall remain in full force and effect. Unless earlier terminated by the mutual agreement of all the parties hereto (in the case of Co-Investment Holdings, upon the approval of Co-Investors representing at least a majority of interests in Co-Investment Holdings), this Agreement shall terminate automatically upon the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction).

(e) Any Securityholder who disposes of all of his, her or its Common Stock and/or disposes or transfers his, her or its Convertible Notes in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder other than rights to indemnification under Section 2(iii), if applicable.

(f) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(g) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Exchange and delivery of this Agreement by PDF via electronic mail or by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such PDF and facsimile copies shall constitute legally enforceable original documents.

(h) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(i) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby, in each case, subject to the provisions hereunder.

(j) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(k) No course of dealing between the Company, or its subsidiaries, and the Securityholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(l) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(m) Except as otherwise expressly provided herein or in the Co-Investment Agreement with respect to Co-Investment Holdings and the Co-Investors (including Section 11.02 thereof), this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(n) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(o) If, and as often as, there are any changes in the Common Stock and/or Convertible Notes, as applicable, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or Convertible Notes as so changed.

(p) Without limiting anything in the Charter or the Bylaws, no director of the Company shall be personally liable to the Company or any Securityholder as a result of any acts or omissions taken under this Agreement in good faith.

(q) In the event additional shares of Common Stock and/or Convertible Notes as applicable are issued by the Company to a Securityholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, such additional shares of Common Stock or Convertible Notes, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement, as applicable.

(r) Notwithstanding anything to the contrary contained herein, but subject to Section 2, the Sponsor Funds may assign their rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Group. In the event that any additional members of the Apollo Group becomes an owner of Common Stock, such member shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such Person or a designee of such Person shall have the same rights and obligations of the Sponsor Funds hereunder.

*    *    *    *    *

This Securityholders Agreement is executed by the Company and by the other parties hereto to be effective as of the date first above written.

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull Title: EVP, CFO & Treasurer

I-1

DOMUS INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its manager

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley Title: Vice President

RCIV HOLDINGS, L.P. (CAYMAN)

By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley Title: Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley Title: Vice President

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DOMUS CO-INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its managing member

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley Title: Vice President

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RCIV HOLDINGS (LUXEMBOURG), S.A.R.L.

By:	/s/ Laurie Medley
Name: Title:	Laurie Medley Class A Manager

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ANNEX I

ADDRESSES FOR NOTICE

DOMUS HOLDINGS CORP.

DOMUS INVESTMENT HOLDINGS, LLC

RCIV HOLDINGS, L.P. (CAYMAN)

RCIV HOLDINGS (LUXEMBOURG) S.A.R.L.

APOLLO INVESTMENT FUND VI, L.P.

DOMUS CO-INVESTMENT HOLDINGS LLC

c/o Apollo Management VI, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Ali Rashid

Email: Rashid@apollolp.com

Facsimile:

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention:  Stacy J. Kanter, Esq.

                  Thomas W. Greenberg, Esq.

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EXHIBIT A

Sections 4 and 5 of MIRA

Section 4. Demand Registration Rights.

(a) Subject to the provisions of this Section 4, at any time and from time to time after the date hereof, the Apollo Group may make one or more written requests (each, a “Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their shares of Common Stock.

(b) All Registration Requests made pursuant to this Section 4 will specify the aggregate amount of shares of Common Stock to be registered and will also specify the intended methods of disposition thereof. Subject to Section 4(c), promptly upon receipt of any such Registration Request, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock which the Company has been so requested to register within 180 days of such request (or within 120 days of such request in the case of a Registration Request after a Qualified Public Offering (subject to any lock-up restrictions)).

(c) If the Company receives a Registration Request and the Company furnishes to the Apollo Group a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date such filing would otherwise be required hereunder. The Company shall not be permitted to take such action more than once in any 360-day period. If the Company shall so postpone the filing of a Registration Statement, the Apollo Group may withdraw its Registration Request by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Sale, the Company shall inform the Apollo Group of the Company’s intent to engage in a Public Sale and may require the Apollo Group to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its Public Sale. In the event that the Company ceases to pursue such Public Sale, it shall promptly inform the Apollo Group and the Apollo Group shall be permitted to submit a new Registration Request. The foregoing shall be without prejudice to any rights of the Apollo Group pursuant to Section 5.

(d) Registrations under this Section 4 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Apollo Group and (ii) as shall permit the disposition of such Common Stock in accordance with the intended method or methods of disposition specified in the Registration Request. If, in connection with any registration under this Section 4 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the

Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e) The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Apollo Group to dispose of the covered securities.

(f) In the case of a Registration Request that involves an Underwritten Offering, the Apollo Group shall select the underwriters, provided such selection is reasonably acceptable to the Company.

Section 5. Piggy-Back Registration Rights.

(a) Participation. Subject to Section 5(b), if upon or at any time after the consummation of a Qualified Public Offering (or prior to the consummation of a Qualified Public Offering with the Company’s consent), the Company files a Registration Statement (i) in connection with the exercise of any demand rights by the Apollo Group or any other Holder or Holders possessing such rights, or (ii) in connection with which the Apollo Group exercises piggy-back registration rights (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock, then the Company shall give prompt notice (the “Initial Notice”) to the Management Holders and the Management Holders shall be entitled to include in such Registration Statement the Registrable Securities (as defined in Section 5(h)) held by them. If the Management Holders elect to include any or all of their Registrable Securities in such Registration Statement, then the Company shall give prompt notice (the “Piggy-Back Notice”) to each Holder (excluding the Management Holders) and each such Holder shall be entitled to include in such Registration Statement the Registrable Securities held by it. The Initial Notice and Piggy-Back Notice shall offer the Management Holders and the Holders, respectively, the right, subject to Section 5(b) (the “Piggy-Back Registration Right”), to register such number of shares of Registrable Securities as each Management Holder and each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement. Subject to Section 5(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice and seven (7) days after the Piggy-Back Notice has been given. A Management Holder may exercise Piggy-Back Registration Rights with respect to a Qualified Public Offering or any subsequent Public Offering.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to Section 4 or Section 5 involves an Underwritten Offering (as defined in Section 5(h)(ii)) and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company, the Apollo Group, and all of the selling Management Holders proportionately, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (other than the initial Underwritten Offering) shall be included in the following order:

(i) In the event of an exercise of any demand rights by the Apollo Group or any other Holder or Holders possessing such rights:

(1) first, the Registrable Securities held by the Person exercising a demand right pursuant to Section 4 or pursuant to any other agreement in which the Company has granted demand rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person in connection with such registration;

(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities to be included in such registration pursuant to the terms of Section 5 or pursuant to any other agreement in which the Company has granted piggy-back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration; and

(3) third, the securities to be issued and sold by the Company in such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the Registrable Securities held by the Persons requesting their Registrable Securities be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement in which the Company has granted piggy-back registration rights, pro rata based upon the number of Registrable Securities proposed to be included by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 5(b), if the managing underwriter for the initial Underwritten Offering advises the Company that the inclusion of the number of shares of Common Stock proposed to be included in any registration by any particular Management Holder would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Management Holder shall be reduced to the lower of the number of such shares that the managing underwriter advises that such Holder may sell in the Underwritten Offering and the number of such shares calculated pursuant to the foregoing.

(c) Lock-up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public, no Management Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company. In addition, if requested by the managing underwriter(s), in connection with the initial Public Offering, all Holders shall enter into a customary lock-up agreement with the managing underwriter(s) for such period as may be required by the managing underwriter(s), subject to customary exceptions in the Company’s discretion.

(d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggy-Back Notice, or withdraw a Registration Statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement. Except as provided in Section 4(f), notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 5(e) shall be construed to create any additional rights regarding the piggy-back registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Holders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Apollo Group.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 5(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses g(i) and g(ii) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses g(i) and g(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Certain Definitions. For purposes of this Section 5:

(i) “Registrable Securities” shall mean (i) shares of Common Stock and any security issued or distributed in respect thereof; provided, that any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable

Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security and (ii) any shares of Common Stock required to be registered by the Company on behalf of any other Person possessing registration rights pursuant to another agreement in which the Company had granted such rights.

(ii) “Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Additional MIRA Definitions (any defined terms used in these Sections 4 and 5 of the MIRA but not otherwise defined therein or below have substantially the same meaning given to such terms in this Agreement)

“Apollo Group” means Domus Investment Holdings, LLC, RCIV Cayman and RCIV Luxco and AIF IV, collectively with each of their respective affiliates (including, for avoidance of debt, any syndication vehicles) to which any transfers of Common Stock are made.

“Holders” means the holders of securities of the Company who are parties to the MIRA.

“Management Holder” means Holders who are employed by, or serve as consultants or directors to, the Company or any of its subsidiaries.

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144 promulgated thereunder, other than an offering relating to employee incentive plans.

“Qualified Public Offering” means (a) an Underwritten Offering of shares of Class A Common Stock by the Company or any selling securityholders pursuant to an effective registration statement filed by the Company with the SEC (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and (b) the listing of Company Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or any successor exchange to the foregoing.

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